Exhibit 5
April 26, 2011
Legal Department
Vanguard Health Holding Company II, LLC
Vanguard Holding Company II, Inc.
Vanguard Health Systems, Inc.
20 Burton Hills Blvd., Suite 100
Nashville, Tennessee 37215
Ladies and Gentlemen:
     I am General Counsel of Vanguard Health Systems, Inc. (“Vanguard”), a Delaware corporation, Vanguard Health Holding Company II, LLC, a limited liability company organized under the laws of Delaware (“VHS Holdco II”), Vanguard Holding Company II, Inc., a Delaware corporation (the “Senior Notes Co-issuer” and together with VHS Holdco II, the “Senior Notes Issuers” and collectively with Vanguard, the “Issuers”), Vanguard Health Holding Company I, LLC, a limited liability company organized under the laws of Delaware (“VHS Holdco I”), certain subsidiaries of VHS Holdco II named on Annex I hereto (the “Annex I Guarantors”) and certain subsidiaries of VHS Holdco II named on Annex II hereto (the “Annex II Guarantors” and collectively with the Annex I Guarantors, Vanguard and VHS Holdco I, the “Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by (1) the Senior Notes Issuers of $225,325,000 aggregate principal amount of 8% Senior Notes due 2018 (the “8% Senior Exchange Notes”) and the issuance by the Guarantors of the guarantees (the “8% Guarantees”) with respect to the 8% Senior Exchange Notes; (2) the Senior Notes Issuers of $350,000,000 aggregate principal amount of 7.750% Senior Notes due 2019 (the “7.750% Senior Exchange Notes”) and the issuance by the Guarantors of the guarantees (the “7.750% Guarantees”) with respect to the 7.750% Senior Exchange Notes; and (3) Vanguard of up to $747,219,000 aggregate principal amount at maturity of 10.375% Senior Discount Notes due 2016 (the “Senior Discount Exchange Notes”). The 8% Senior Exchange Notes and the 8% Guarantees will be issued under an indenture dated as of January 29, 2010, as supplemented to date (collectively, the “8% Indenture”) among the Senior Notes Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The 7.750% Senior Exchange Notes and the 7.750% Guarantees will be issued under an indenture dated as of January 26, 2011 (the “7.750% Indenture”) among the Senior Notes Issuers, the Guarantors and the Trustee, as trustee. The Senior Discount Exchange Notes will be issued under an indenture dated as of January 26, 2011 (the “Senior Discount Notes Indenture” and together with the 8% Indenture and the 7.750% Indenture, collectively, the “Indentures”) among Vanguard, as issuer, and the

Trustee, as trustee. The 8% Senior Exchange Notes will be offered by the Senior Notes Issuers in exchange for $225,325,000 aggregate principal amount of their outstanding 8% Senior Notes due 2018 (the “Outstanding 8% Senior Notes”). The 7.750% Senior Exchange Notes will be offered by the Senior Notes Issuers in exchange for $350,000,000 aggregate principal amount of their outstanding 7.750% Senior Notes due 2019 (the “Outstanding 7.750% Senior Notes”). The Senior Discount Exchange Notes will be offered by Vanguard in exchange for $747,219,000,000 aggregate principal amount at maturity of its outstanding 10.375% Senior Discount Notes due 2016 (the “Outstanding Senior Discount Notes”).
     I have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. I also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of officers and representatives of the Issuers and the Guarantors.
     In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
     I am admitted to the bar of the States of New York and Tennessee and I express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America, except with respect to the opinions set forth below I have investigated such questions of law in such other jurisdictions as I have deemed appropriate.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that:
1.	When the 8% Senior Exchange Notes have been duly executed, authenticated, issued and delivered in exchange for the Outstanding 8% Senior Notes in accordance with the provisions of the 8% Indenture, the 8% Senior Exchange Notes will be entitled to the benefits of the 8% Indenture and will be the valid and legally binding obligations of the Senior Notes Issuers enforceable against the Senior Notes Issuers in accordance with their terms.

2.	When the 7.750% Senior Exchange Notes have been duly executed, authenticated, issued and delivered in exchange for the Outstanding 7.750% Senior Notes in accordance with the provisions of the 7.750% Indenture, the 7.750% Senior Exchange Notes will be entitled to the benefits of the 7.750% Indenture and will be the valid and legally binding obligations of the Senior

Notes Issuers enforceable against the Senior Notes Issuers in accordance with their terms.
3.	When the Senior Discount Exchange Notes have been duly executed, authenticated, issued and delivered in exchange for the Outstanding Senior Discount Exchange Notes in accordance with the provisions of the Senior Discount Notes Indenture, the Senior Discount Exchange Notes will be entitled to the benefits of the Senior Discount Notes Indenture and will be the valid and legally binding obligations of Vanguard enforceable against Vanguard in accordance with their terms.

4.	When (a) the 8% Senior Exchange Notes have been duly executed, authenticated, issued and delivered in exchange for the Outstanding 8% Senior Notes in accordance with the provisions of the 8% Indenture and (b) the 8% Guarantees have been duly issued, the 8% Guarantees will be the valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

5.	When (a) the 7.750% Senior Exchange Notes have been duly executed, authenticated, issued and delivered in exchange for the Outstanding 7.750% Senior Notes in accordance with the provisions of the 7.750% Indenture and (b) the 7.750% Guarantees have been duly issued, the 7.750% Guarantees will be the valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

6.	Each of the Senior Notes Issuers and the Guarantors has duly authorized, executed and delivered both the 8% Indenture and the 7.750% Indenture.

7.	Vanguard has duly authorized, executed and delivered the Senior Discount Notes Indenture.

8.	The execution, delivery and performance by the Senior Notes Issuers and the 8% Guarantors of the 8% Indenture (including the 8% Guarantees set forth therein) do not and will not violate the law of the respective jurisdictions in which each of them is incorporated, organized or formed, as applicable, or any other applicable law.

9.	The execution, delivery and performance by the Senior Notes Issuers and the 7.750% Guarantors of the 7.750% Indenture (including the 7.750% Guarantees set forth therein) do not and will not violate the law of the respective jurisdictions in which each of them is incorporated, organized or formed, as applicable, or any other applicable law.

10.	The execution, delivery and performance by Vanguard of the Senior Discount Notes Indenture does not and will not violate the law of the state of Delaware in which Vanguard is incorporated or any other applicable law.

     My opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
     I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.
Very truly yours,
/s/ Ronald P. Soltman
Ronald P. Soltman
General Counsel

Annex I
Annex I Guarantors

Name of Entity		Jurisdiction of Organization
1.	Hospital Development Company of West Phoenix, Inc.	Delaware
2.	MacNeal Physicians Group, LLC	Delaware
3.	The Anaheim VHS Limited Partnership	Delaware
4.	The Huntington Beach VHS Limited Partnership	Delaware
5.	VHS of Michigan, Inc.	Delaware
6.	Vanguard Health Management, Inc.	Delaware
7.	VHS Acquisition Corporation	Delaware
8.	VHS Acquisition Subsidiary Number 1, Inc.	Delaware
9.	VHS Acquisition Subsidiary Number 2, Inc.	Delaware
10.	VHS Acquisition Subsidiary Number 5, Inc.	Delaware
11.	VHS Acquisition Subsidiary Number 7, Inc.	Delaware
12.	VHS Acquisition Subsidiary Number 8, Inc.	Delaware
13.	VHS Acquisition Subsidiary Number 9, Inc.	Delaware
14.	VHS Acquisition Subsidiary Number 10, Inc.	Delaware
15.	VHS Genesis Labs, Inc.	Delaware
16.	VHS Holding Company, Inc.	Delaware
17.	VHS Imaging Centers, Inc.	Delaware
18.	VHS of Anaheim, Inc.	Delaware
19.	VHS of Arrowhead, Inc.	Delaware
20.	VHS of Huntington Beach, Inc.	Delaware
21.	VHS of Illinois, Inc.	Delaware
22.	VHS of Orange County, Inc.	Delaware
23.	VHS of Phoenix, Inc.	Delaware
24.	VHS of South Phoenix, Inc.	Delaware
25.	VHS Outpatient Clinics, Inc.	Delaware
26.	VHS San Antonio Partners, LLC	Delaware
27.	VHS Acquisition Subsidiary Number 11, Inc.	Delaware
28.	VHS Acquisition Subsidiary Number 12, Inc.	Delaware
29.	BHS Physicians Alliance for ACE, LLC	Delaware
30.	Vanguard Health Financial Company, LLC	Delaware
31.	VHS Chicago Market Procurement, LLC	Delaware
32.	Baptist Medical Management Service Organization, LLC	Delaware
33.	VHS Children’s Hospital of Michigan, Inc.	Delaware
34.	VHS Detroit Businesses, Inc.	Delaware
35.	VHS Detroit Receiving Hospital, Inc.	Delaware
36.	VHS Detroit Ventures, Inc.	Delaware
37.	VHS Harper-Hutzel Hospital, Inc.	Delaware
38.	VHS Huron Valley-Sinai Hospital, Inc.	Delaware
39.	VHS Rehabilitation Institute of Michigan, Inc.	Delaware
40.	VHS Sinai-Grace Hospital, Inc.	Delaware
41.	VHS University Laboratories, Inc.	Delaware

Name of Entity		Jurisdiction of Organization
42.	VHS Westlake Hospital, Inc.	Delaware
43.	VHS West Suburban Medical Center, Inc.	Delaware
44.	VHS Acquisition Subsidiary Number 4, Inc.	Delaware
45.	Midwest Pharmacies, Inc.	Delaware
46.	VHS Arizona Heart Institute, Inc.	Delaware

Annex II
Annex II Guarantors

Name of Entity		Jurisdiction of Organization
1.	Healthcare Compliance, L.L.C.	District of Columbia
2.	MacNeal Health Providers, Inc.	Illinois
3.	MacNeal Management Services, Inc.	Illinois
4.	Pros Temporary Staffing, Inc.	Illinois
5.	Watermark Physician Services, Inc.	Illinois